Exhibit 99.1

AGREEMENT TO FILE JOINT SCHEDULE 13G

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of PolarityTE, Inc., a Delaware corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: February 11, 2021	/s/ Barry Honig
Barry Honig

Dated: February 11, 2021	/s/ Renee Noel Honig
Renee Noel Honig

Dated: February 11, 2021	/s/ Alan S. Honig
Alan S. Honig

BARRY & RENEE NOEL HONIG CHARITABLE
FOUNDATION, INC.

Dated: February 11, 2021	/s/ Alan S. Honig
Alan S. Honig, President

GRQ CONSULTANTS, INC. ROTH 401K
FBO BARRY HONIG

Dated: February 11, 2021	/s/ Renee Noel Honig
Renee Noel Honig, Co-Trustee

/s/ Alan S. Honig
Alan S. Honig, Co-Trustee

GRQ CONSULTANTS, INC. ROTH 401K
FBO RENEE NOEL HONIG

Dated: February 11, 2021	/s/ Renee Noel Honig
Renee Noel Honig, Co-Trustee

/s/ Alan S. Honig
Alan S. Honig, Co-Trustee

GRQ CONSULTANTS, INC. 401K

Dated: February 11, 2021	/s/ Renee Noel Honig
Renee Noel Honig, Co-Trustee

/s/ Alan S. Honig
Alan S. Honig, Co-Trustee